Exhibit 99.1

Motricity Appoints President of Mobile Marketing and Advertising

Former Education Dynamics and InterActive Corporation Executive Brings Decades of

Advertising and Sales Experience to Position

Bellevue,WA–January 23,2012 – Motricity (Nasdaq:MOTR) today announced it has named Richard Stalzer as its President of Mobile Marketing and Advertising. In his role, Stalzer will drive all aspects of the company’s mobile marketing and advertising business including sales, advertising operations, ad network, product and technology direction.

“We’re thrilled to be adding someone with Richard’s experience to our executive team,” said Jim Smith, interim chief executive officer of Motricity. “His extensive knowledge of advertising, sales and operations along with his proven leadership abilities make him an ideal person to manage our mobile marketing and advertising business. I’m confident that Richard will have an immediate impact in shaping the direction and future of the company.”

Stalzer comes to Motricity from Education Dynamics, a leader in helping higher education institutions find, enroll and retain students. In his role as Chief Operating Officer, he was responsible for sales, marketing, product management, operations and business intelligence. Prior to Education Dynamics, Stalzer was at InterActive Corporation where he served as the President of Advertising Solutions. While there, he was responsible for all media sales operations, marketing and sales development as well as sales for InterActive Corporation owned web properties.

“I’m excited to be joining a company that I think is uniquely positioned to capitalize on the tremendous business opportunities in the mobile marketing and advertising space,” said Richard Stalzer. “Motricity has a long history of delivering innovative mobile solutions and services and I look forward to helping drive the company’s growth in this increasingly important segment of mobile.”

Throughout his career, Stalzer has held a number of strategic leadership positions including Senior Vice President of Sales at Bankrate (2004-2006), East Coast Financial Services Director at Microsoft (2002-2004), Vice President of Sales and Business Development at E*TRADE Financial (1999-2002) and Western Regional Sales Director at Time Warner (1995-1999).

Stalzer holds a bachelor of science in business administration from the University of Denver.

AboutMotricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity’s unique combination of technology, expertise and go-to-market approach delivers definitive return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.

Safe Harbor and Forward-Looking Statements

Statements made in this release and related statements that express the Company’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements related to the market opportunity in the mobile advertising and enterprise space. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These risks and uncertainties are described more fully in our filings with the Securities and Exchange Commission.

Media Contact:

Meghan Graves,

(425) 638-8211

Meghan.Graves@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com

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